                                  Exhibit 23.2
                                  ------------

                       Consent of Independent Auditors

                                                                    Exhibit 23.2





                       Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Alltrista Corporation of our report dated February 2, 2000, included in the 1999 Annual Report to Shareholders of Alltrista Corporation.

Our audits also included the financial statement schedule of Alltrista Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statement Number 33-60622 on Form S-8 dated March 31, 1993, Registration Statement Number 33-60730 on Form S-8 dated March 31, 1993, Registration Statement Number 333-27459 on Form S-8 dated May 20, 1997, Registration Statement Number 333-27461 on Form S-8 dated May 20, 1997, and in Registration Statement Number 333-67033 on Form S-8 dated November 10, 1998 of our report dated February 2, 2000, with respect to the consolidated financial statements of Alltrista Corporation incorporated by reference in the 1999 Annual Report (Form 10-K) for the year then ended December 31, 1999.



/s/ ERNST & YOUNG LLP

Indianapolis, Indiana
March 28, 2000